ALBERT WONG & CO.
CERTIFIED PUBLIC ACCOUNTANTS
7th Floor, Nan Dao Commercial Building
359-361 Queen's Road Central
Hong Kong
Tel : 2851 7954
Fax: 2545 4086

ALBERT WONG
B.Soc., Sc., LL.B., P.C.LL., Barrister-at-law, C.P.A.(Practising).

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 of our reports dated February 18, 2008 and August 15, 2007, relating to the consolidated financial statements and related notes of Daqing Qingkelong Chain Commerce & Trade Co., Ltd, for the years ended December 31, 2007 and 2006, and for the years ended December 31, 2006, 2005 and 2004 respectively.

Albert Wong & Co.
Hong Kong
Dated: May 9, 2008